UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 19, 2007

ML Macadamia Orchards, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii	96720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	808-969-8057

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement

ML Macadamia Orchards, L.P. (“Registrant”) entered into a definitive acquisition agreement on May 25, 2007, with Mac Farms of Hawaii, LLC (“Mac Farms”) to acquire substantially all of the assets of that company, to lease a processing plant from the company and to lease a 3,998 acre macadamia nut orchard from Kapua Orchard Estates, LLC, an affiliate of Mac Farms.  On July 19, 2007 the parties entered into an amendment to the primary agreement entitled “First Amendment to Acquisition Agreement” (the “Amendment”).  The Amendment provides for the following changes:

                (1)           Mac Farms agrees to use outside accounting services to compile its financial statements for the calendar years 2005 and 2006 so that they are prepared “in accordance with accounting principles generally accepted in the United States” (“GAAP”).  Registrant will pay for those services.  The financial statements will be audited by Registrant’s independent accountants at the expense of the Registrant.  These financial statements will permit Registrant to include audited financial statements of Mac Farms in its proxy statement and in the post-closing Form 8-K required to be filed with the Securities and Exchange Commission (“SEC”). The SEC required that such audited financial statements be filed with the Form 8-K.

(2)           The preparation of these audited financial statements requires the postponement of the closing date (Closing Date”).  It is now set for ten business days after a unitholders meeting, but not later than December 31, 2007.  Registrant is targeting to set the unitholders meeting for November 20, 2007.

(3)           The Letter of Intent was signed on October 11, 2006; the original Acquisition Agreement was executed on May 25, 2007 (“the Agreement”).  A number of conditions have changed since the original negotiation of the Letter of Intent.  As a result, the parties have agreed to amend the Agreement to include provisions that grant Mac Farms the right to withdraw from the agreement (a) if the price of the publicly traded units of the Registrant falls below an average of $4.72 on the New York Stock Exchange during the ten trading days before the unitholders meeting, or (b) the market price of Hawaiian or Australian Style II (wholes and halves) macadamia kernel falls below $3.25 on the day before the unitholders meeting.  The trading price of partnership units on the New York Exchange was $4.97 on the date of signing of the Amendment.  The price of kernel as measured by the above definition was $3.25 on the date of signing of the Amendment.  However, the Registrant has a right to negate the withdrawal if (a) it pays in cash on the Closing Date the difference in the price of $4.72 and the measuring stock price for the ten days before the unitholders meeting times 650,000 units and (b) it pays the difference between $3.25 and the kernel price on the day before the unitholders meeting for the number of pounds of Style II raw and roasted macadamia nut kernels in the inventory of Mac Farms on the Closing Date.

EXHIBIT INDEX

Exhibits

First Amendment to Acquisition Agreement between ML Macadamia Orchards, L. P. and MacFarms of Hawaii, LLC and Kapua Orchard Estates, LLC, signed July 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: July 19, 2007
	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis President and Chief Executive Officer